Exhibit 99.1
Contact:
Deborah S. Lorenz
Senior Director
Investor Relations and
Corporate Communications
Molecular Insight Pharmaceuticals, Inc.
(617) 871-6667
dlorenz@molecularinsight.com
FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals Reports Inducement Grant for CEO
Under NASDAQ Marketplace Rule 4350
Cambridge, MA, August 11, 2009 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) announced today that in connection with its hiring of Daniel L. Peters as its President and Chief Executive Officer, and as previously reported in its Current Report on Form 8-K filed May 15, 2009, Mr. Peters was granted an inducement option to purchase up to 125,000 shares of common stock, in reliance upon NASDAQ Marketplace Rule 4350 (i)(1)(A)(iv). This option is priced at $5.70 and will vest upon the achievement of certain financial, clinical, and operational milestones that were determined by the Compensation Committee of the Company’s Board of Directors.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a Cambridge, Massachusetts-based biopharmaceutical company focused on the discovery and development of targeted molecular imaging and therapeutic radiopharmaceuticals in the emerging field of molecular medicine. These novel radiopharmaceuticals will provide important improvements in disease detection and staging and enable the delivery of radiation therapy to widespread metastatic cancers. The Company has focused the initial applications of its proprietary technologies in the areas of oncology and cardiology. Molecular Insight’s lead diagnostic radiopharmaceutical product candidate, Zemiva™, is being developed for the diagnosis of myocardial ischemia, or insufficient blood flow to the heart, in the acute setting. The Company’s diagnostic candidate, Trofex™, is in development initially for the detection of metastatic prostate cancer. Molecular Insight’s molecular radiotherapeutic product candidates, Azedra™, Onalta™, and Solazed™, are also being developed for the treatment of various types of cancer. In addition, the Company’s discovery efforts continue to identify early-stage candidates – products of its in-house research and development expertise and the application of its proprietary platform technologies. For more information, visit http://www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about our financial performance, our corporate strategy, the development of ZemivaTM, TrofexTM , AzedraTM, OnaltaTM, Solazed™, and our other product candidates, and our four programs in pivotal trials and anticipated regulatory requirements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product
Molecular Insight Pharmaceuticals, Inc. • 160 Second Street • Cambridge, MA 02142
Tel: 617.492.5554 • Fax: 617.492.5664 • www.molecularinsight.com

Molecular Insight Pharmaceuticals Reports Inducement Grant for CEO Under NASDAQ Marketplace Rule 4350

development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov/. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com/. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.
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